Form 4 Joint Filer Information

Name:     ABS Partners III, L.L.C.

Address:    400 East Pratt Street, Suite 910
     Baltimore, MD 21202

Designated Filer:   ABS Capital Partners III, L.P.

Issuer & Ticker Symbol:  Rainmaker Systems, Inc. (RMKR)

Date of Event Requiring
     Statement:    June 10, 2004

Name:     Donald B. Hebb, Jr.

Address:    400 East Pratt Street, Suite 910
     Baltimore, MD 21202

Designated Filer:   ABS Capital Partners III, L.P.

Issuer & Ticker Symbol:  Rainmaker Systems, Inc. (RMKR)

Date of Event Requiring
     Statement:    June 10, 2004

Name:     Timothy T. Weglicki

Address:    400 East Pratt Street, Suite 910
     Baltimore, MD 21202

Designated Filer:   ABS Capital Partners III, L.P.

Issuer & Ticker Symbol:  Rainmaker Systems, Inc. (RMKR)

Date of Event Requiring
     Statement:    June 10, 2004

Name:     John D. Stobo,Jr.

Address:    400 East Pratt Street, Suite 910
     Baltimore, MD 21202

Designated Filer:   ABS Capital Partners III, L.P.

Issuer & Ticker Symbol:  Rainmaker Systems, Inc. (RMKR)

Date of Event Requiring
     Statement:    June 10, 2004